UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TALIERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5068748 (I.R.S. Employer Identification Number)
250 East 96th Street, Suite 415 Indianapolis, Indiana 46240 (317) 496-6660 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-136097

Securities to be registered pursuant to Section 12(b) of the Act:

Each Class to be Registered	Name of Each Exchange on Which Each Class is to be so Registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock, par value $.0001 per share	American Stock Exchange
Warrants, exercisable for one share of Common Stock at an exercise price of $5.00 per share.	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants of Taliera Corporation to be registered pursuant to this Form 8-A is contained in the section titled "Description of Securities" in Amendment No. 5 to the Registration Statement of Taliera Corporation on Form S-1 (File No. 333-136097) filed with the Securities and Exchange Commission on February 28, 2007, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.	Description

3.1a	First Amended and Restated Certificate of Incorporation*
3.1b	Form of Second Amended and Restated Certificate of Incorporation*
3.2	Amended and Restated By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and Taliera Corporation*
4.5	Unit Purchase Option to be issued to Morgan Joseph & Co. Inc. *

* Previously filed by Taliera Corporation as an exhibit of the same number to the Registration Statement on Form S-1 (File No. 333- 136097) initially filed with the Securities and Exchange Commission on July 28, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 1, 2007
TALIERA CORPORATION

By: /s/ J. SMOKE WALLIN
J. Smoke Wallin, Chief Executive Officer